UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2016

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Verastem, Inc. was held in Needham, Massachusetts on May 11, 2016.   At that meeting, the stockholders considered and acted upon the following proposals:

1.  The Election of Class I Directors.  By the vote reflected below, the stockholders elected the following individuals to serve as Class I directors until the 2019 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Paul Friedman	15,951,607	407,029	11,111,868
Michael Kauffman	15,850,365	508,271	11,111,868
S. Louise Phanstiel	15,873,137	485,499	11,111,868

There were no abstentions with respect to this proposal.

2.  The Ratification of the Selection of Ernst & Young, LLP as Verastem, Inc.’s Independent Registered Public Accounting Firm for the Current Fiscal Year.  The stockholders voted to ratify the selection of Ernst & Young, LLP as Verastem, Inc.’s independent registered public accounting firm for the current fiscal year.  27,356,370 shares voted for the proposal; 107,521 shares voted against the proposal; and 6,613 shares abstained from voting on the proposal.  There were no broker non-votes on the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2016	By:	/s/ Joseph Chiapponi
Joseph Chiapponi Vice President, Finance (Principal financial and accounting officer)